Exhibit (a)(10)
MATERIAL INCOME TAX CONSEQUENCES FOR ELIGIBLE OPTION HOLDERS
RESIDENT OUTSIDE THE UNITED STATES

MATERIAL INCOME TAX CONSEQUENCES FOR RESIDENTS OF ARGENTINA
The following is a general summary of the income tax consequences under current law of participating in the Offer for those individuals who are subject to taxation in Argentina. This summary is only intended to alert you to some of the material tax consequences you may want to consider in making your decision about the Offer. It does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, nor is it intended to apply to all option holders. It also does not address any state, provincial or other local law, any wealth tax, or the treatment of any dividends. In addition, you should note that tax laws change frequently and occasionally on a retroactive basis. Because you are also subject to taxation in the United States, you may have additional or different tax consequences from those described below.
We recommend that you consult with your tax advisor with respect to the tax consequences of your particular participation in the Offer, as the tax consequences to you depend on your individual tax situation.
Cash Bonus.
The Cash Bonus you will receive under this Offer will be subject to income tax and social security taxes. The Company will withhold all applicable taxes and you will receive the Cash Bonus net of such amounts. You will be responsible for directly paying any taxes that have not been withheld.
Amendment of Option.
If you accept the Offer, you will not be subject to income tax at the time of the acceptance of the Offer or the amendment of your Eligible Option.
Option Exercise.
When you exercise your amended option, you will recognize taxable income in an amount equal to the difference between the fair market value of the underlying common stock on the exercise date and the amended exercise price. The Company will withhold all applicable income and social security taxes with respect to such income.

MATERIAL INCOME TAX CONSEQUENCES FOR RESIDENTS OF BRAZIL
The following is a general summary of the income tax consequences under current law of participating in the Offer for those individuals who are subject to taxation in Brazil. This summary is only intended to alert you to some of the material tax consequences you may want to consider in making your decision about the Offer. It does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, nor is it intended to apply to all option holders. It also does not address any state, provincial or other local law, any wealth tax, or the treatment of any dividends. In addition, you should note that tax laws change frequently and occasionally on a retroactive basis. Because you are also subject to taxation in the United States, you may have additional or different tax consequences from those described below.
We recommend that you consult with your tax advisor with respect to the tax consequences of your particular participation in the Offer, as the tax consequences to you depend on your individual tax situation.
Cash Bonus.
The Cash Bonus you will receive under this Offer will be subject to income tax and social security taxes. The Company will withhold all applicable taxes and you will receive the Cash Bonus net of such amounts. You will be responsible for directly paying any taxes that have not been withheld.
Amendment to Option.
If you accept the Offer, you will not be subject to income tax at the time of the acceptance of the Offer or the amendment of your Eligible Option.
Option Exercise.
You will not recognize any taxable income at the time of exercise of your amended option; however, the subsequent sale of the shares will result in capital gain taxation in an amount equal to the difference between the fair market value of the underlying common stock on the disposition date and the amended exercise price. You must directly pay all applicable taxes with respect to such income.

MATERIAL INCOME TAX CONSEQUENCES FOR RESIDENTS OF CHILE
The following is a general summary of the income tax consequences under current law of participating in the Offer for those individuals who are subject to taxation in Chile. This summary is only intended to alert you to some of the material tax consequences you may want to consider in making your decision about the Offer. It does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, nor is it intended to apply to all option holders. It also does not address any state, provincial or other local law, any wealth tax, or the treatment of any dividends. In addition, you should note that tax laws change frequently and occasionally on a retroactive basis. Because you are also subject to taxation in the United States, you may have additional or different tax consequences from those described below.
We recommend that you consult with your tax advisor with respect to the tax consequences of your particular participation in the Offer, as the related tax consequences to you depend on your individual tax situation.
Cash Bonus.
The Cash Bonus you will receive under this Offer will be subject to income tax and social security taxes. The Company will withhold all applicable taxes and you will receive the Cash Bonus net of such amounts. You will be responsible for directly paying any taxes that have not been withheld.
Amendment to Option.
If you accept the Offer, you will likely not be subject to income tax at the time of the acceptance of the Offer or the amendment of your Eligible Option.
Option Exercise.
Chilean tax law with respect to stock options is not clear. The exercise of your amended option will likely not result in the recognition of any taxable income; however, the subsequent sale of the underlying shares will likely result in taxation in an amount equal to the difference between the fair market value of the stock on the date of disposition and the amended exercise price. You must directly pay all applicable taxes with respect to such income.

MATERIAL INCOME TAX CONSEQUENCES FOR RESIDENTS OF PUERTO RICO
The following is a general summary of the income tax consequences under current law of participating in the Offer for those individuals who are subject to taxation in Puerto Rico. This summary is only intended to alert you to some of the material tax consequences you may want to consider in making your decision about the Offer. It does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, nor is it intended to apply to all option holders. It also does not address any state, provincial or other local law, any wealth tax, or the treatment of any dividends. In addition, you should note that tax laws change frequently and occasionally on a retroactive basis. Because you are also subject to taxation in the United States, you may have additional or different tax consequences from those described below.
We recommend that you consult with your tax advisor with respect to the tax consequences of your particular participation in the Offer, as the related tax consequences to you depend on your individual tax situation.
Cash Bonus.
The Cash Bonus you will receive under this Offer will be subject to income tax and social security taxes. The Company will withhold all applicable taxes and you will receive the Cash Bonus net of such amounts.
Amendment to Option.
If you accept the Offer, you will not be subject to income tax at the time of the acceptance or the amendment of your Eligible Option.
Option Exercise.
When you exercise your amended option, you will recognize taxable income in an amount equal to the difference between the fair market value of the underlying common stock on the exercise date and the amended exercise price. The Company will withhold all applicable income and social security taxes with respect to such income.

MATERIAL INCOME TAX CONSEQUENCES FOR RESIDENTS OF UNITED ARAB
EMIRATES
The following is a general summary of the income tax consequences under current law of participating in the Offer for those individuals who are subject to taxation in the United Arab Emirates. This summary is only intended to alert you to some of the material tax consequences you may want to consider in making your decision about the Offer. It does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, nor is it intended to apply to all option holders. It also does not address any state, provincial or other local law, any wealth tax, or the treatment of any dividends. In addition, you should note that tax laws change frequently and occasionally on a retroactive basis. Because you are also subject to taxation in the United States, you may have additional or different tax consequences from those described below.
We recommend that you consult with your tax advisor with respect to the tax consequences of your particular participation in the Offer, as the related tax consequences to you depend on your individual tax situation.
Cash Bonus.
The Cash Bonus you will receive under this Offer will not be subject to income tax, but may be subject to social security contributions. The Company will withhold all applicable taxes and you will receive the Cash Bonus net of such amounts. You will be responsible for directly paying any taxes that have not been withheld.
Amendment to Option.
If you accept the Offer, you will not be subject to income tax at the time of the acceptance of the Offer or the amendment of your Eligible Option.
Option Exercise.
The exercise of your amended option will likely not result in the recognition of any taxable income, but may give rise to social security contribution liability. You must directly pay any such taxes.

MATERIAL INCOME TAX CONSEQUENCES FOR RESIDENTS OF VENEZUELA
The following is a general summary of the income tax consequences under current law of participating in the Offer for those individuals who are subject to taxation in Venezuela. This summary is only intended to alert you to some of the material tax consequences you may want to consider in making your decision about the Offer. It does not discuss all of the tax consequences that may be relevant to you in your particular circumstances, nor is it intended to apply to all option holders. It also does not address any state, provincial or other local law, any wealth tax, or the treatment of any dividends. In addition, you should note that tax laws change frequently and occasionally on a retroactive basis. Because you are also subject to taxation in the United States, you may have additional or different tax consequences from those described below.
We recommend that you consult with your tax advisor with respect to the tax consequences of your particular participation in the Offer, as the related tax consequences to you depend on your individual tax situation.
Cash Bonus.
The Cash Bonus you will receive under this Offer will be subject to income tax and social security taxes. The Company will withhold all applicable taxes and you will receive the Cash Bonus net of such amounts. You will be responsible for directly paying any taxes that have not been withheld.
Amendment to Option.
If you accept the Offer, you will not be subject to income tax at the time of the acceptance of the Offer or the amendment of your Eligible Option.
Option Exercise.
The exercise of your amended options will likely not result in the recognition of any taxable income; however, the subsequent sale of the underlying shares will likely result in taxation in an amount equal to the difference between the fair market value of the stock on the date of disposition and the amended exercise price. You will be responsible for directly paying any taxes with respect to such income.